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                       SECURITIES AND EXCHANGE COMMISSION
                                 Washington D.C.

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 11, 1995



                              The Ryland Group, Inc.
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                  (Exact name of registrant as specified in its charter)




Maryland                         1-8029                    52-0849948
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(State or other jurisdiction    (Commission File No.)      (IRS Employer
  of incorporation)                                          Identification
                                                             Number)




11000 Broken Land Parkway, Columbia, Maryland                   21044
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(Address of principal executive offices)                        (Zip code)



Registrant's telephone number, including area code:  (410) 715-7000




                               Not Applicable
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         (Former name or former address, if changed since last report)






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Item 5. Other Events.


NORWEST BANK MINNESOTA AGREES TO PURCHASE RYLAND'S MORTGAGE SECURITIES ADMINISTRATION BUSINESS

On April 11, 1995, The Ryland Group, Inc., announced that the company signed a definitive agreement for Norwest Bank Minnesota to acquire the mortgage securities administration business of Ryland's mortgage company subsidiary. Under the terms of the agreement, the purchase price will be $47 million in cash, subject to certain adjustments. The transaction is expected to close in the second or third quarter of 1995.
     Ryland's mortgage securities administration business includes master servicing, securities administration, investor information services, and tax calculation and reporting. Since starting the business in 1982, Ryland has become one of the largest administrators of publicly-issued mortgage-backed securities. At March 31, the business employed approximately 140 people and was servicing 546 securities with a principal balance of $42.8 billion.
     Ryland announced in October 1994 that it had engaged Dillon, Read & Co., Inc., to explore the potential sale of its mortgage securities administration unit.
     Ryland will continue to own and operate its homebuilding, mortgage origination and mortgage servicing businesses.




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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      The Ryland Group, Inc.
                                                      ----------------------
                                                         (Registrant)


Date: April 24, 1995                                  /s/ Stephen B. Cook
                                                      ----------------------
                                                        Stephen B. Cook
                                                        Vice President and
                                                        Corporate Controller